Exhibit 99.1

News Release

	Contacts:	Matt Assiff, SVP & CFO
FOR IMMEDIATE RELEASE		Copano Energy, L.L.C.
713-621-9547

Jack Lascar / jlascar@drg-e.com
Anne Vincent / avincent@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY ANNOUNCES
CONVERSION OF SUBORDINATED UNITS
          HOUSTON — February 15, 2007 — Copano Energy, L.L.C. (NASDAQ: CPNO) today announced that its Board of Directors has confirmed that the financial tests required for conversion of all its outstanding subordinated units into common units have been satisfied. Accordingly, the Company’s 3,519,126 subordinated units have converted on a one-for-one basis into common units effective February 14, 2007, the payment date for the Company’s fourth quarter 2006 distribution to unitholders. The conversion of the subordinated units does not impact the amount of cash distributions paid by the Company or the total number of the Company’s outstanding units. The subordinated units were issued by the Company in connection with its initial public offering in November 2004.
          Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in Central and Eastern Oklahoma and in the Texas Gulf Coast region.
     This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to future distributions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause the company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the company, key customers reducing the volume of natural gas and natural gas liquids they purchase from us, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in the company’s Securities and Exchange Commission filings.
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